                                                                     EXHIBIT 3.5

         [MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES LOGO]

This is to Certify That

                           DOMINO'S PIZZA PMC, INC.

was validly incorporated on July 29, 1999, as a Michigan profit corporation, and said corporation is validly in existence under the laws of this State.

This certificate is issued to attest to the fact that the corporation is in good standing in this office as of this date and is duly authorized to transact business or conduct affairs in Michigan and for no other purpose. It is in the usual form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.


                                              In testimony whereof, I have
                                              hereunto set my hand and affixed
                                              the Seal of the Department, in the
                                              City of Lansing, this 23rd day of
                                              September, 1999

                                              /s/ Julia Croll, Director
 173  0451362                                 Corporation, Securities and
                                              Land Development Bureau

[GOLD SEAL APPEARS ONLY ON ORIGINAL]
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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

                              FILING ENDORSEMENT


THIS IS TO CERTIFY THAT THE ARTICLES OF INCORPORATION -- PROFIT

                                      FOR

                           DOMINO'S PIZZA PMC, INC.

RECEIVED BY FACSIMILE TRANSMISSION ON JULY 29, 1999 IS HEREBY ENDORSED

FILED ON JULY 29, 1999 BY THE ADMINISTRATOR.

THE DOCUMENT IS A EFFECTIVE ON THE DATE FILED, UNLESS A
SUBSEQUENT EFFECTIVE DATE WITHIN 90 DAYS AFTER
RECEIVED DATE IS STATED IN THE DOCUMENT.


[STATE OF MICHIGAN SEAL]                  IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                          SET MY HAND AND AFFIXED THE SEAL OF
                                          THE DEPARTMENT, IN THE CITY OF
                                          LANSING, THIS 29TH DAY OF JULY, 1999

                                          /s/ Julia Croll, Director
                                          CORPORATION, SECURITIES AND LAND
                                          DEVELOPMENT BUREAU

SENT BY FACSIMILE TRANSMISSION 02102

              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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  Date Received                   (FOR BUREAU USE ONLY)


                    This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
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Name
 PAUL R. FRANSWAY, PEAR SPEARLING EGGAN & MUSKOVITZ, P.C
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Address
 24 FRANK LLOYD WRIGHT DR.
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City                      State             Zip Code
ANN ARBOR                  MI                48105           EFFECTIVE DATE:
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   DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS
     YOU ENTER ABOVE.  IF LEFT BLANK DOCUMENT WILL
          BE MAILED TO THE REGISTERED OFFICE.


                                                              ------------------



                           ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I
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The name of the corporation is:

DOMINO'S PIZZA PMC, INC.
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ARTICLE II
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The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.




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ARTICLE III
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The total authorized shares:

1.  Common Shares     50,000
                     -------------------------------------------------------
    Preferred Shares
                     -------------------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:




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ARTICLE IV
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1.  The address of the registered office is:

    30600 TELEGRAPH RD.              BINGHAM FARMS   ,   Michigan  48205
    ------------------------------------------------             -----------
    (Street Address)                   (City)                     (ZIP Code)

2.  The mailing address of the registered office, if different than above:
                                                    ,   Michigan
    ------------------------------------------------              ----------
    (Street Address)                   (City)                     (ZIP Code)

3.  The name of the resident agent at the registered office is:
    CT CORPORATION SYSTEM
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ARTICLE V
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The name(s) and address(es) of the incorporator(s) is (are) as follows:

   Name                              Residence or Business Address
PAUL R. FRANSWAY, PEER SPERLING
EGGAN & MUSKOVITZ, P.C.          24 FRANK LLOYD WRIGHT DR., ANN ARBOR, MI  48105
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ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditor or any class of them or between this corporation and its shareholders or any class of their, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such maner as the court directs. If a majority in number representing 3/4 in value of the creditors or class or creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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ARTICLE VII (OPTIONAL. DELETE IF NOT APPLICABLE)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.
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

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

See attached pages.

























I, (We), the incorporator(s) sign my (our) name(s) this 29th day of July, 1999.

SIGNATURE ILLEGABLE
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


                            DOMINO'S PIZZA PMC, INC.
                            ARTICLES OF INCORPORATION



ARTICLE VIII
SECTION 8.1 Limitation of Liability. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages resulting from a breach of fiduciary duties imposed on the Director, except for liability:

         (a) resulting from breach of the Director's duty of loyalty to the Corporation or its Shareholders;

         (b) resulting from any acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

         (c) resulting from a violation of Section 551(1) of the Michigan Business Corporation Act (the "Act"); or

         (d) resulting from any transaction from which the Director derived an improper personal benefit.

In the event that the Michigan Business Corporation Act is hereafter amended to authorize corporation action further eliminating or limiting personal liability of directors, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Corporation Act so amended. Any repeal, modification or amendment of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal, modification or amendment for or with respect to any act or omission occurring prior to the time of such repeal, modification or amendment.

ARTICLE IX

SECTION 9.1 Action by Third Party. Except to the extent limited by the Act, the Corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 9.2 Action by or in Right of Corporation. Except to the extent limited by the Act, the Corporation has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amount paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

SECTION 9.3  Expense. Indemnification against expenses:


         (a) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above in Sections 9.1 or 9.2, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this Subsection.

         (b) An indemnification under Sections 9.1 and 9.2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections 9.1 and
              9.2 above. This determination shall be made in any of the following ways:

                  (i) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit or proceeding.

                  (ii) If the quorum described in subdivision (i) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

                  (iii)  By independent legal counsel in a written opinion.

                  (iv)   By the stockholders.

         (c)  If a person is entitled to indemnification under Section 9.1 or
              9.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

SECTION 9.4 Payment in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 9.1 or 9.2 above may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

SECTION 9.5  Nonexclusivity.

         (a) The indemnification or advancement of expenses provided under Sections 9.1 to 9.4 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         (b) The indemnification provided for in Sections 9.1 to 9.4 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

SECTION 9.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections 9.1 to 9.5.

SECTION 9.7 Constituent Corporations. For purposes of Sections 9.1 to 9.6 above, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Subsection with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

SECTION 9.8 Definitions. For the purposes of Sections 9.1 to 9.6 above, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its stockholders" as referred to in Sections 9.1 and 9.2 above.